VICE CHAIRMAN'S AGREEMENT
                            -------------------------

This  AGREEMENT is made and entered into as of  September  25, 1997,  at Vienna,
Virginia,   by  and  between   Peter  A.  Cohen  ("Vice   Chairman"),   and  GRC
International, Inc., a Delaware corporation ("Company").

In consideration of the mutual premises, promises, covenants, and agreements herein contained, the parties hereby agree as follows:

1.       The Position of Vice Chairman
         -----------------------------

The Vice Chairman has been elected to the position of Vice Chairman of the Board of Directors by the unanimous vote of his fellow directors on September 25, 1997. The Vice Chairman accepts his election as Vice Chairman and agrees to serve as Vice Chairman until such time as he chooses to resign or the Board of Directors elects a new Vice Chairman or decides not to have a Vice Chairman. The Vice Chairman will continue to be a member of the Board of Directors, and will continue to be an independent outside director, in recognition of his being an independent contractor and not an employee of the Company.

2.       Compensation; Independent Contractor Status
         -------------------------------------------

(a) In consideration of the Vice Chairman's services as Vice Chairman, the Company has granted the Vice Chairman a 75,000 share option under the 1996 Officers Stock Option Plan. The Company shall pay him no other separate compensation as Vice Chairman, but will pay him the normal Board retainer and meeting fees, after the end of each quarter. If the Vice Chairman does not desire to receive his retainer and/or meeting fees in the form of cash, he may elect from time to time to receive them in other forms under the various plans available to the Company's outside directors. The Vice Chairman shall continue to receive all other benefits as may be received by the Company's outside directors, including but not limited to (i) life insurance, and (ii) benefits provided under the Company's Directors Retirement Plan, as amended, until such time as such benefits and/or plans are terminated. The Vice Chairman shall also be fully reimbursed for all of his Company-related expenses in accordance with Company policy.

(b) The parties agree that the Vice Chairman shall occupy the status of an independent contractor, and thus shall be responsible for all tax payments as to his compensation hereunder. Inasmuch as the Vice Chairman is not an employee of the Company, the Company shall not withhold any income or employment taxes from his compensation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

VICE CHAIRMAN:                          GRC INTERNATIONAL, INC.


------------------------------          By:
Peter A. Cohen                             -------------------------------------
                                           Jim Roth
                       President & Chief Executive Officer

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